SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                DECEMBER 18, 1997
                                -----------------
                        (Date of Earliest Event Reported)


                       NEW ENGLAND COMMUNITY BANCORP, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                             06-1116165
               --------                             ----------
       (Commission File Number)          (IRS Employer Identification No.)

           OLD WINDSOR MALL, P.O. BOX 130, WINDSOR, CONNECTICUT 06095
           ----------------------------------------------------------
              (Address of principal executive offices and zip code)


                            Telephone: (860) 610-3600
                            -------------------------
              (Registrant's telephone number, including area code)

Form 8-K
New England Community Bancorp, Inc.
Commission File No. 0-14550

Item 5.       Other Matters

            At a meeting held on December 18, 1997, the Board of Directors of New England Community Bancorp, Inc. ("NECB") voted to declare a 10% stock dividend payable January 16, 1998 to shareholders of record December 31, 1997. As a result of the dividend, shares outstanding will increase by 466,252 and will total 5,128,773.

            The Directors also approved payment of a quarterly cash dividend of $0.09 per share payable February 2, 1998 to stockholders of record December 31, 1997. The regular cash dividend will be applicable to both the current shares outstanding and the new shares issued as a result of the 10% stock dividend.


Item 7.     Exhibit No.         Description

                  99.1          NECB Press Release dated December 18, 1997.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated:  December 19, 1997                   NEW ENGLAND COMMUNITY BANCORP, INC.


                                            By: s/s Anson C. Hall
                                            -------------------------------
                                            Anson C. Hall